EXHIBIT 23a



HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                      (801) 532-2200
   Member of AICPA Division of Firms                Fax (801) 532-7944
            Member of SECPS                     345 East Broadway, Suite 200
Member of Summit International Associates     Salt Lake City, Utah 84111-2693




         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Mortgage Professionals Lead Source, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated April 23, 2001 with respect to the financial statements of Mortgage Professionals Lead Source, Inc. as of March 31, 2001 and for the period from February 16, 2001 (date of inception) through March 31, 2001 included in the Registration Statement on Form SB-1 and related Prospectus of Mortgage Professionals Lead Source, Inc. for the registration of 200,000 shares of common stock (the "Registration Statement"). We also consent to the use of our name in the "Experts" section of this Registration Statement.


                                          /s/ Hansen, Barnett & Maxwell
                                          -----------------------------
                                          HANSEN, BARNETT & MAXWELL
Salt Lake City, Utah
April 23, 2001